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                                                                 Exhibit 99.1


                PRIMIX ANNOUNCES PLANS FOR DEREGISTRATION AND THE
                SALE AND WINDING DOWN OF ITS EUROPEAN OPERATIONS

WATERTOWN, MA - FEBRUARY 26, 2002 - Primix Solutions Inc. announced today that its Board of Directors has determined that is in the best interests of the company to terminate the registration of its shares of common stock under federal securities laws. Primix intends to file a Form 15 Certification and Notice of Termination of Registration to effect such deregistration. As a result of the filing, Primix will no longer be required under the federal securities laws to file reports with the Securities Exchange Commission and its common stock will no longer be publicly traded on the NASDAQ OTC Bulletin Board. The Board of Directors cited the low stock price, the low volume of trading of the stock and the high costs and administrative burdens associated with being a pubic company as being the main reasons for the decision.

Primix also announced that on February 21, 2002, it consummated the sale of certain assets and liabilities of 21st.dk A/S, a Danish corporation and wholly-owned subsidiary of Primix, to T- Systems Danmark A/S, a Danish corporation and wholly-owned subsidiary of Deutsche Telekom AG. T-Systems acquired the 21st.dk business for a cash payment of approximately DKK 2,000,000. In addition, on February 25, 2002, Primix Sweden AB (f/k/a Primant AB), a Swedish corporation and wholly-owned subsidiary of Primix, initiated voluntary bankruptcy proceedings.

STATEMENTS MADE IN THIS PRESS RELEASE, OTHER THAN THOSE CONCERNING HISTORICAL INFORMATION, SHOULD BE CONSIDERED FORWARD-LOOKING AND SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES. SUCH FORWARD-LOOKING STATEMENTS ARE MADE BASED ON MANAGEMENT'S BELIEF AS WELL AS ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO, MANAGEMENT PURSUANT TO THE 'SAFE HARBOR' PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. PRIMIX SOLUTIONS' ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THOSE FACTORS IDENTIFIED IN PRIMIX SOLUTIONS' ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AND ITS QUARTERLY REPORTS ON FORM 10-Q AND SUBSEQUENT REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.